SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 17, 2004

Commission File Number: 000-28767

S3I HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

California	98-0336674
(State or other jurisdiction of incorporation or organization)	(IRS Employer ID Number)

43180 Business Park Drive, Suite 202 Temecula, CA 92590
(Address of principal executive offices)

Registrant's telephone number, including area code: 909-587-3618

5927 Priestly Drive, Suite 101 Carlsbad, CA 92008
(Former name or former address, if changed since last report)

Item 6. Resignation of Director

On June 13, 2004, the Company accepted the resignation of Art Malone Jr. from the Board of Directors.

At this time, no one has been chosen to fill the vacancy left by the resignation of Mr. Malone.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

A) Financial Statements: N/A

B) Exhibits:

Exhibit No.	Description	Location
3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
4.1	Certificate of Designation of Preferred Stock Voting Rights of S3I Holdings, Inc.	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3I Holdings, Inc.

June 17, 2004 Date	/s/ Wayne Yamamoto Wayne Yamamoto, CEO